Exhibit 99.5

NNNNNNNNNNNN . + Computershare Trust Company, N.A. 462 South Fourth Street Suite 1600 Louisville, KY 40202 NNNNNN Within USA, US territories & Canada 800 546 5141 Outside USA, US territories & Canada 781 575 2765 www.computershare.com MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 CN12N345N678N90 NJ NT Tax ID certification on file: <Certified Y/N> 12345678901234 TOTAL SHARES YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS Our records indicate you currently hold certificates representing former General Communication, Inc. (now known as GCI Liberty, Inc.) (“GCI”) Class A common stock and/or GCI Liberty, Inc. (“GCI Liberty”) Class A-1 common stock. Upon the acceptance of the amended and restated articles of incorporation of GCI Liberty, each share of former GCI Class A common stock was automatically reclassified into one share of GCI Liberty Class A-1 common stock (the “Reclassification”). Furthermore, on March 8, 2018, upon the time specified in the accession notice for the Current Report on Form 8-K filed by GCI Liberty with the Securities and Exchange Commission containing a notice from GCI Liberty that the contribution contemplated by the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among GCI, Liberty Interactive Corporation, and Liberty Interactive LLC, as amended, was to occur on March 9, 2018, each outstanding share of GCI Liberty Class A-1 common stock automatically converted into 0.63 of a share of GCI Liberty Class A common stock and 0.20 of a share of GCI Liberty Series A Cumulative Redeemable Preferred Stock (the “GCI Liberty Preferred Stock”) (the “Auto Conversion”). In order to receive your shares of GCI Liberty Class A common stock and GCI Liberty Preferred Stock and any future dividends or distributions the Board of Directors may declare, you MUST return these original certificates. Please note: If you held shares of former GCI Class A common stock in uncertificated form, they were automatically exchanged into shares of GCI Liberty Class A-1 common stock following the completion of the Reclassification. If you held shares of GCI Liberty Class A-1 common stock in uncertificated form, they were automatically exchanged for shares of GCI Liberty Class A common stock and GCI Liberty Preferred Stock following the completion of the Auto Conversion. See “Shares Held in Book Entry by Us” below. To receive the new shares of GCI Liberty Class A common stock and GCI Liberty Preferred Stock, please follow the instructions below. Lost Certificates: If you cannot locate some or all of your certificates, read and complete the Lost Securities Affidavit on the back of this form and also mark the boxes below with an X corresponding for the certificate numbers you cannot locate. Step 1. Your General Communication, Inc. Class A and/or GCI Liberty, Inc. Class A-1 stock certificates: Locate and return the original certificate(s) listed below. LostCertificate Numbers Shares Lost Certificate Numbers Shares XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 12345678901234 12345678901234 12345678901234 12345678901234 12345678901234 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 12345678901234 12345678901234 12345678901234 12345678901234 12345678901234 You hold more than 10 certificates, not all certificates can be listed on this form. Other Certificate Total 12345678901234 Total Certificated Shares 12345678901234 Shares Held in Book Entry by Us 12345678901234 Total Shares 12345678901234 Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above. Signature of Owner Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) + 1 2 3 4 5 6 7 8 9 0 1 2 02SB9B E X O T F C O Y C C L S NNNNNNNNN Exchange Form - ACTION REQUIRED - The listed original certificates below MUST be returned with this Exchange Form

. Additional Instructions for Completing the Exchange Form and Surrendering Certificates Delivery of Certificates: Your former GCI Class A common stock certificate(s) and/or GCI Liberty Class A-1 common stock certificate(s) and this Exchange Form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed. Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. Special Transfer Instructions: If you would like your GCI Liberty Class A common stock and GCI Liberty Preferred Stock issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below. Tax Forms and Backup Withholding: If your taxpayer identification number (“TIN”) is not certified in our records, we have enclosed a Form W-9. If the payee is a “U.S. person” (as defined in the instructions to Form W-9), follow the instructions on the enclosed Form W-9 for completing and signing the form. If the payee is a not a U.S. person and the form W-8BEN applies to your situation, follow the instructions on the enclosed Form W-8BEN for completing and signing such form. If a different form applies to your situation within the IRS suite of W-8 forms, refer to the IRS website for instructions on completing and signing such applicable form. Failure to provide a properly completed and signed Form W-9, Form W-8BEN or other applicable form to Computershare may subject the payee to backup withholding on any reportable payment under U.S. federal tax law. Shares Lost Bond premium Total Premium Due Total Check PREMIUM CALCULATION: Enclose all original certificates in the envelope provided and send with completed form to Computershare. By Mail: Computershare Computershare Trust Company, N.A. PO Box 505004 Louisville, KY 40233-5004 By Overnight Delivery: Computershare Computershare Trust Company, N.A. 462 South Fourth Street, Suite 1600 Louisville, KY 40202 For Assistance Please Call: Within USA, US territories & Canada: 1-800-546-5141 Outside USA, US territories & Canada: 1-781-575-2765 Lost Securities Affidavit IF YOU CANNOT LOCATE SOME OR ALL OF YOUR CERTIFICATE(S), PLEASE COMPLETE THE BELOW AFFIDAVIT LIBERTY MUTUAL INSURANCE COMPANY LOST SECURITIES AFFIDAVIT FOR ACCOUNTS WITH LESS THAN $250,000.00 IN MARKET VALUE By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Liberty Mutual Insurance Company Bond No. 285055966. The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Liberty Mutual Insurance Company of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Liberty Mutual Insurance Company, Computershare Inc., Computershare Trust Company, N.A. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Liberty Mutual Insurance Company’s assumption of liability under its bond described above. STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM - FEE MUST BE ENCLOSED LOST CERTIFICATE BOND-------------------X-------------------=--------------------------+$80.00 processing fee=--------------------------Per share (MINIMUM $20.00)Amount Multiply the number of shares lost by the Liberty Mutual Insurance Company Bond premium noted above to calculate the premium you owe. If you have Lost Securities there is a minimum premium of $20.00. There is also a processing fee of $80.00. This premium is only valid until September 10, 2018. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE INSURANCE SERVICES” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare Insurance Services will forward the Bond premium to Liberty Mutual Insurance Company. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate. STEP 2. SIGNATURES OF OWNERS - all registered owners MUST sign below exactly as the name(s) appear on the front of this form If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions. ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME. By signing below, [I][we] acknowledge the processing fee listed above. Signature of Owner Signature of Co-Owner, if any STEP 3. NOTARIZATION You must have your signature(s) notarized if you have lost more than a value of $150,000. State of County of Notary Signature Printed Name of Notary Sworn to and subscribed to me this (date) (month/day/year) My commission Expires (date) (month/day/year) (Notary Seal)